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EXHIBIT 10.4

                                 PROMISSORY NOTE

$400,000.00                                                   October 15th, 2002
                                                                Portland, Oregon

         FOR VALUE RECEIVED, the undersigned Yamhill Valley Vineyards, Inc. ("Maker") promises to pay to the order of James W. Shires and Scott Crawford (together, "Holder"), at 1955 Hall Street, West Linn, Oregon 97068 or to such other person and at such other place as the Holder may designate, the principal sum of Four Hundred Thousand and no/100 Dollars ($400,000.00), together with interest thereon, payable in the manner and on the terms set forth in this Note:

         1. Interest Rate. This Note shall bear interest at a fixed interest rate per annum equal to 12%.

         2. Payments. The entire principal balance of this Note, plus all accrued but unpaid interest, shall be paid in full on the earlier to occur of:
(a) the closing and funding of Maker's initial public offering; or (b) September 30, 2003. Maker shall not be required to make any interim payments.

         3. Prepayments. Maker shall have the right to prepay this Note, in whole or in part, at any time with no prepayment penalties.

         4. Security. This Note is secured by a Security Agreement (Equipment and Inventory) and by a Trust Deed, Assignment of Rents, Security Agreement, and Fixture Filing (together, the "Security Documents").

         5. Default and Acceleration. Time is of the essence of this Note. In the event Maker defaults in the performance of, or compliance with, any of the terms and provisions of this Note or the Security Documents, the Holder may declare the principal of this Note, together with interest thereon, to be due and payable. Any forbearance or failure to exercise this right shall not constitute a waiver of the Holder's right to exercise the right with respect to such default and any subsequent default.

         6. Stock Warrant. As additional consideration for this Note, Maker is simultaneously granting to Holder a Common Stock Purchase Warrant.

         7. Attorneys' Fees; Costs. If any litigation is instituted to enforce payment of this Note, the prevailing party shall recover from the other party, in addition to costs and disbursements allowed by law, such sums as the court may allow as attorney fees in the litigation, including any appeals therefrom.

         8. Governing Law. This Note shall be governed and construed in accordance with the laws of the State of Oregon.


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         IN WITNESS WHEREOF, the undersigned caused this Note to be duly executed on the day and year first written above.

                                            YAMHILL VALLEY VINEYARDS, INC.

                                            By:
                                               ---------------------------------
                                               Denis Burger, President


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